Exhibit 99.1
Opiant Pharmaceuticals Secures $50 Million in Convertible Debt Financing

SANTA MONICA, Calif., December 10, 2020 -- Opiant Pharmaceuticals, Inc. (“Opiant”) (NASDAQ: OPNT), a specialty pharmaceutical company developing medicines to treat addictions and drug overdose, announced today that it has entered into a $50 million convertible Note Purchase and Security Agreement (“Agreement”) with a syndicate of Pontifax Medison Finance (“Pontifax”), a healthcare-dedicated venture and debt fund, and Kreos Capital, Europe’s leading growth debt firm.

Opiant plans to use the proceeds to fund the potential future commercialization of OPNT003, nasal nalmefene, an investigational treatment for opioid overdose, which the company aims to file for approval by the U.S. Food and Drug Administration (“FDA”) at the end of 2021.

Under the Agreement, Opiant will have access up to $50 million in three tranches. The first tranche of $20 million was funded at closing on December 10, 2020; a second tranche of $10 million will be available upon submission of a New Drug Application to the FDA; and a third tranche of $20 million will be funded upon FDA approval of an opioid overdose product. Each tranche will mature over 5 years and have an interest-only period of 30 months at an average rate of 8.75%. Subject to certain limitations, Pontifax and Kreos can elect to convert up to half of their outstanding loan into shares of Opiant’s common stock at a conversion price of $19.64 per share. Further information with respect to the Agreement is set forth in a Form 8-K filed by Opiant with the Securities and Exchange Commission on December 10, 2020.

“This financing, together with the $31.1 million of cash on our balance sheet, provides Opiant with the financial flexibility to potentially launch OPNT003 without the need for additional financing,” said Roger Crystal, M.D., President and Chief Executive Officer of Opiant. “This Agreement, along with the recent appointment of Craig Collard, a seasoned biopharma leader, as Chairman of our Board of Directors, positions us well to deliver on our mission to develop and bring to market best-in-class medicines for addiction and overdose.”

“We look forward to partnering with a company as innovative as Opiant,” said Momi Karako, partner at Pontifax. “The Company is making excellent progress advancing OPNT003, and it is a privilege to be working with a team whose potential to make a difference is so great.”

“Kreos is pleased to provide this financing to Opiant,” said Aris Constantinides, partner at Kreos Capital. “This is an underserved market and Opiant, a company advancing the field of addiction, could play an important role in addressing the growing opioid addiction crisis.”

Jefferies acted as the exclusive financial adviser to Opiant and Wilson, Sonsini, Goodrich & Rosati served as legal advisor. Kramer Levin acted as legal advisor to Pontifax and Kreos Capital.

About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc., the company that developed NARCAN® Nasal Spray, is building a leading franchise of new medicines to combat addictions and drug overdose.
For more information visit: www.opiant.com.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. Additional factors that could materially affect actual results can be found in our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 4, 2020, including under the caption titled "Risk Factors."  These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

For Media and Investor Inquiries:
Ben Atkins, Opiant
(310) 598-5410
batkins@opiant.com